Exhibit 99.1

OCZ Technology Receives Nasdaq Extension to Regain Compliance

SAN JOSE, CA – February 19, 2013 – OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, today announced that the Nasdaq Stock Market (“Nasdaq”) has accepted the Company’s plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) which will permit the continued listing of the Company’s stock on the Nasdaq Capital Markets.

On February 1, 2013, the Company submitted to Nasdaq an update to its original plan. After reviewing the Company’s plan, Nasdaq granted an exception to enable the Company to regain compliance with the Rule. Under the terms of the revised exception, on or before April 8, 2013, the Company must file its Forms 10-Q for the period ended August 31, 2012 and November 30, 2012, and any other delinquent periodic reports as required by the Rule.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering a complete spectrum of solid-state drives (SSDs), OCZ provides SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address a wide range of client and enterprise applications. Having developed firmware and controller platforms, to virtualization and endurance extending technologies, the Company delivers vertically integrated solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged by customers. For more information, please visit: www.ocztechnology.com.

Forward Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, the risk that additional information may arise from the oversight of the Audit Committee; the risk that the process of preparing and auditing the financial statements or other subsequent events would require OCZ to make additional adjustments; the time and effort required to complete the restatement of the financial reports; the ramifications of OCZ’s potential inability to timely file required reports; including potential delisting of OCZ’s common stock on NASDAQ; the risk of litigation or governmental investigations or proceedings relating to such matters; the risk that OCZ may not be able to successfully negotiate an amendment to its credit facility; market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on May 14, 2012, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

All trademarks or brand names referred to herein are the property of their respective owners.

Investor Contact:

Bonnie Mott, Senior Manager of Investor Relations

408-440-3428

bmott@ocztechnology.com

Press Contact:

Scott Harlin, Director of Marketing Communications - Enterprise

(408) 733-8400

sharlin@ocztechnology.com